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                                                                    EXHIBIT 10.a


                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made and entered into as of December 15, 1998 by and among The Sands Regent ("Sands"), a Nevada corporation, having an office at 345 North Arlington Avenue, Reno, Nevada 89501, and Ferenc B. Szony ("Executive"), who resides at 1772 Belford Road, Reno, Nevada 89509.

     WHEREAS, Sands is engaged in providing entertainment through the development and management of Hotel Casinos;

     WHEREAS, Sands desires to secure the services of Executive, and Executive is willing to provide such services, each upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. DEFINITIONS. For the purposes of this Agreement, the parties hereby adopt the following definitions:


     (a) "Cause" means:

          (i) breach by Executive of a fiduciary obligation to any member of Sands;

          (ii) commission by Executive of any act or omission to perform any act (excluding the omission to perform any act attributable to Executive's Total Disability) which results in serious adverse consequences to any member of Sands;

          (iii) breach of any of Executive's agreements set forth in this agreement including, but not limited to, continual failure to perform substantially his duties with Sands, excessive absenteeism and dishonesty;



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          (iv) any attempt by Executive to assign or delegate this Agreement or any of the rights, duties, responsibilities, privileges or obligations hereunder without the prior written consent of Sands (except in respect of any delegation by Executive of his employment duties hereunder to other executives of Sands in accordance with its usual business practice);

          (v) Executive's arrest or indictment for, or written confession of, a felony or any crime involving moral turpitude under the laws of the United States.

          (vi) death of Executive;

          (vii) declaration by a court that Executive is insane or incompetent to manage his business affairs; or

          (viii) the filing of any petition or other proceeding seeking to find Executive bankrupt or insolvent.

     (b) "Executive" means Ferenc B. Szony.

     (c) "Good Reason" shall mean the occurrence within the term of this agreement of any of the following events without the Executive's express written consent: (i) the assignment to the Executive of duties inconsistent with his position and status as an executive of the Sands, or a substantial alteration in the nature, status or prestige of the Executive's responsibilities with the Sands from those in effect immediately prior to such Change in Control; or (ii) a reduction in the Executive's base salary or bonus opportunity as in effect immediately prior to the occurrence of such Change in Control; or (iii) any other material adverse change in the terms or conditions, including location and travel, of the Executive's employment hereunder following the occurrence of such Change in Control.

     (d) "Sands" means The Sands Regent and its subsidiaries.


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     (e) "Termination" means, according to the context, the termination of this
Agreement or the cessation of rendering employment services by Executive.


     (f) "Total Disability" means Executive shall become disabled to an extent which renders him unable to perform the essential functions of his job, with or without reasonable accommodation, for a cumulative period of twelve (12) weeks in any twelve (12) month period.

2. EMPLOYMENT.

     (a) Commencing December 15, 1998, Sands hereby employs Executive and Executive hereby accepts employment by Sands to serve as the President and Chief Executive Officer of Sands. During his period of employment, executive also agrees to serve in other executive capacities for Sands as may be determined by the Board of Directors of Sands ("Board"). Executive shall perform services of an executive nature consistent with his offices with Sands as may from time to time be assigned or delegated to him by the Board. It is envisioned that these duties will include inter alia management of the business of Sands.

     (b) Executive will devote his full business time and attention to his duties under this Agreement.

     (c) Executive shall perform his duties under this Agreement principally in or around Reno, Nevada. It is contemplated Executive will travel to carry out his duties under this Agreement. Air travel and other travel arrangements will comply with current Sands policies respecting class of travel, etc.

     (d) Sands will provide Executive with medical and dental benefits, life insurance and all other benefit programs as provided to other officers of Sands.

     (e) Executive shall have four (4) weeks paid vacation during each year of this Agreement taken at such times as mutually convenient to Executive and Sands.


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3. TERM OF EMPLOYMENT.

     (a) This Agreement and Executive's employment hereunder shall commence as of December 15, 1998 and continue until the second anniversary of such date, and shall be renewed annually at each December 15 anniversary date (commencing December 15, 1999) for an additional one year period so that the term hereof at each renewal date shall be a two year period, unless a party to this Agreement gives notice at least ninety (90) days prior to such renewal date that this Agreement shall not be renewed, in which case this Agreement shall terminate at the end of the ensuing year.

     (b) Notwithstanding Paragraph (a) above, this Agreement may be sooner terminated by Sands for Cause, by Executive without consent of Sands, by Sands without Cause, or by Sands in the event of the Total Disability of Executive. This Agreement may also be sooner terminated by Executive following any Change in Control which occurs prior to December 15, 2000 and if within twelve (12) months following such Change in Control Executive has Good Reason for such Termination; such Termination by Executive is herein called a "Termination/Change in Control".

     (c) On termination of this Agreement pursuant to Paragraph (a) above, or by Sands for Cause, or by Executive without consent of Sands, all benefits and compensation shall cease as of the date of such Termination. On termination of this Agreement by Sands without Cause or in the event of a termination/change in control, all benefits and compensation shall continue for the remaining term of this agreement. In the event of Total Disability of Executive, all benefits and compensation shall continue for twelve (12) months after such a Termination.

4. BUSINESS EXPENSE REIMBURSEMENT. Executive will be entitled to reimbursement by Sands for the reasonable business expenses paid by him on behalf of Sands in the course of his employment hereunder on presentation to Sands of appropriate vouchers (accompanied by receipts or paid bills) setting forth information sufficient to establish:

          (i) the amount, date, and place of each such expense;


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          (ii) the business reason for each such expense and the nature of the business benefit derived or expected to be derived as a result thereof; and

          (iii) the names, occupations, addresses, and other information sufficient to establish the business relationship to Sands of any person who was entertained by Executive.

5. COMPENSATION. Sands agrees to pay Executive, and Executive agrees to accept from Sands, during the first year after December 15, 1998, for the services to be rendered by him hereunder a minimum salary at the rate of $275,000 per annum payable in arrears in monthly installments. Executive shall receive an annual salary increase to a rate of $335,000 per annum at December 15, 1999 and thereafter shall receive annual salary reviews by the Board provided that such salary shall not be reduced below $335,000 per year. Executive shall also be entitled to a signing bonus of $100,000 payable by Sands upon consummation of this Agreement.

     (a) Executive shall be considered for annual bonuses pursuant to the Sands Bonus Policy at a position rate of 40% of annual salary.

     (b) If Sands institutes a retirement, bonus or other benefit plan which applies generally to executive officers of Sands, Executive shall be entitled to participate therein, but not to the extent such benefits would be duplicative of the benefits herein.

     (c) All payments by Sands shall be subject to required withholdings including taxes.

6. STOCK OPTIONS.

     (a) As of the date of this Agreement, Sands hereby grants to Executive an option to purchase one hundred thousand (100,000) shares of the common stock of Sands at $0.8750 per share (representing the current market price as of December 15, 1998) subject to the terms and conditions of the Sands Stock Option Plan.


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     (b) The Stock Options shall vest and become exercisable as to 50,000 shares on December 15, 1999 and as to the remaining 50,000 shares on December 15, 2000.

     (c) The number of shares subject to the Stock Options will be adjusted for stock splits and reverse splits; provided that such number of shares shall not be adjusted if Sands should otherwise change or modify its capitalization, including but not limited to the issuance by Sands of new securities (including options or convertible securities), ESOP's or other executive stock plans. It is the intent of the parties that the stock subject to the Stock Options shall be subject to dilution, except for stock splits and reverse splits.

     (d) Executive shall have no right to sell, alienate, mortgage, pledge, gift or otherwise transfer the Stock Options or any rights thereto, except by will or by the laws of descent and distribution, and except as specifically contemplated in the Plan. In any event, any transfer must comply with applicable state and federal securities laws.

7. BENEFIT AND BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon Sands, their successors and assigns, including but not limited to any corporation, person or other entity which may acquire all or substantially all of the assets and business of Sands or any corporation with or into which they may be consolidated or merged. Sands may assign their rights and obligations to another present or future member of Sands. The rights and obligations of Executive hereunder may not be delegated or assigned, except that Executive may, without the prior consent of any member of Sands, assign to his spouse, or to a family member, proceeds of payments resulting from his death or a disability which, in either case, occurs after a termination of this Agreement.

8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


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9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

10. ENTIRE AGREEMENT. This Agreement sets forth and is an integration of all of the promises, agreements, conditions and understandings among the parties hereto with respect to all matters contained or referred to herein, and all prior promises, agreements, conditions, understandings, warranties or representations, oral, written, express or implied, are hereby superseded and merged herein.

11. VALIDITY OF PROVISIONS. Should any provision(s) of this Agreement be void or unenforceable in whole or in part, the remainder of this Agreement shall not in any way be affected thereby, and such provision(s) shall be modified or amended so as to provide for the accomplishment of the provision(s) and intentions of this Agreement to the maximum extent possible.

12. MODIFICATIONS OR DISCHARGE. This Agreement shall not be deemed waived, changed, modified, discharged or terminated in whole or in part, except as expressly provided for herein or by written instrument signed by all parties hereto.

13. NOTICES. Any notice which either party may wish to give to the other parties hereunder shall be deemed to have been given when actually received by the party to whom it is addressed. Notices hereunder may be sent by courier, mail, telefax, telegram or telex, to the following addresses, or to such other addresses as the parties may from time to time furnish to each other by like notice:


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                  To:      Sands
                           345 North Arlington avenue
                           Reno, Nevada 89501
                           U.S.A.
                           Attention:  Pete Cladianos, Jr.
                           Telephone:  (775) 348-2200
                           Telefax:    (775) 348-6241


                  To:      Executive:
                           Mr. Ferenc B. Szony
                           1772 Belford Road
                           Reno, Nevada 89509
                           Telephone:  (775) 329-8997
                           Telefax:    (775) 348-6241

14. NUMBER; GENDER. In this Agreement, the masculine shall include the feminine and neuter and vice versa, and the singular shall include the plural and vice versa, as the context may reasonably require or permit.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


THE SANDS REGENT                             FERENC B. SZONY


By: /s/ DAVID R. WOOD                        By: /s/ FERENC B. SZONY
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Date:  2-25-99                               Date:  2-25-99
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